EXHIBIT 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Employee Stock Purchase Plan of SM&A, of our report dated February 20, 2006, with respect to the consolidated financial statements and schedule of SM&A included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Orange County, California
July 27, 2007